UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  October 30, 2025

Core Scientific, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40046	86-1243837
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

838 Walker Road, Suite 21-2105 Dover, Delaware	19904
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (214) 576-9352

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a‐12 under the Exchange Act (17 CFR 240.14a‐12)

☐	Pre‐commencement communications pursuant to Rule 14d‐2(b) under the Exchange Act (17 CFR 240.14d‐2(b))

☐	Pre‐commencement communications pursuant to Rule 13e‐4(c) under the Exchange Act (17 CFR 240.13e‐4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.00001 per share	CORZ	The Nasdaq Global Select Market
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $6.81 per share	CORZW	The Nasdaq Global Select Market
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $0.01 per share	CORZZ	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‐2 of the Securities Exchange Act of 1934 (§240.12b‐2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On October 30, 2025, Core Scientific, Inc., a Delaware corporation (the “Company” or “Core Scientific”), held a special meeting of stockholders (the “Special Meeting”) to consider certain proposals related to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 7, 2025, by and among the Company, CoreWeave, Inc., a Delaware corporation (“CoreWeave”) and Miami Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of CoreWeave (“Merger Sub”), pursuant to which and subject to the terms and conditions set forth therein, Merger Sub would merge with and into Core Scientific, with Core Scientific continuing as the surviving company in the merger and as a wholly owned subsidiary of CoreWeave.

As of the close of business on September 19, 2025, the record date for the Special Meeting, there were 307,355,193 shares of common stock of the Company, par value $0.00001 per share (“Common Stock”), outstanding and entitled to be voted at the Special Meeting.  At the Special Meeting, the holders of a total of 245,792,464 shares of Common Stock, representing approximately 79.97% of the voting power of the issued and outstanding shares of Common Stock as of the record date, were present or represented by proxy at the Special Meeting, constituting a quorum.

At the Special Meeting, the proposal to adopt the Merger Agreement did not receive the necessary approval from Core Scientific stockholders.  As previously disclosed, following the Special Meeting, on October 30, 2025, pursuant to and in accordance with the Merger Agreement, Core Scientific terminated the Merger Agreement, effective immediately.

The following are the final voting results on proposals considered and voted upon at the Special Meeting, each of which is described in more detail in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on September 26, 2025.

1.
Merger Agreement Proposal: To adopt the Agreement and Plan of Merger, dated as of July 7, 2025, as it may be amended from time to time, by and among Core Scientific, Inc., CoreWeave, Inc. and Miami Merger Sub I, Inc. (the “Merger Agreement”).

For	Against	Abstain
20,752,327	203,451,498	21,588,639

2.
Advisory Compensation Proposal: To approve, on an advisory (nonbinding) basis, the compensation that may be paid or become payable to the named executive officers of Core Scientific, Inc. that is based on or otherwise related to the Merger Agreement and the transactions contemplated by the Merger Agreement.

For	Against	Abstain
10,019,439	230,070,106	5,702,921

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Core Scientific, Inc.

Dated: October 31, 2025

	By:	/s/ Todd M. DuChene
	Name:	Todd M. DuChene
	Title:	Chief Legal Officer and Chief Administrative Officer

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